[Letterhead BDO Seidman, LLP]


CONSENT OF INDEPENDENT AUDITORS


Tengasco Inc. and Subsidiaries
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48694) of Tengasco Inc. and Subsidiaries of our report dated February 27, 2003, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



Atlanta, Georgia                                            /s/ BDO Seidman, LLP
March 31, 2003